Securities and Exchange Commission
Washington, D.C.  20549


FORM 8-K/A

Securities and Exchange Commission
Washington, D.C.  20549

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): October 20, 1998

                Dionex Corporation
(Exact name of Registrant as specified in its charter)


           California                         94-2647429
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)	             Identification No.)


     1228 Titan Way, Sunnyvale, CA          94086
(Address of principal executive offices)  (Zip code)


                   (408) 737-0700
(Registrant's telephone number, including area code)


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On October 20, 1998, pursuant to a Stock Purchase Agreement dated as of October 20, 1998 by and among Dionex Corporation (Dionex or the Registrant), Zeus Vierunddreissigste Beteiligungsgesellschaft mbH, a limited liability company organized under the laws of Germany and a wholly owned subsidiary of the Registrant (Acquisition Sub), and each of the shareholders of Softron GmbH (the Shareholders), a limited liability company organized under the laws of Germany (Softron), the Registrant through Acquisition Sub purchased all of the issued and outstanding shares of Softron from the Shareholders for a purchase price of DM 34,000,000 (approximately $20.7 million in cash and common stock on the closing date) (the Acquisition). In addition, the Shareholders have the right to receive an earn-out, to be paid by February 1, 1999, in the event Softron achieves certain business goals in calendar year 1998, which earn-out shall not exceed an aggregate of DM 6,000,000 (equivalent to approximately $3.7 million based on the October 20, 1998 exchange ratio of 1.64 marks to the dollar). The purchase price paid at closing was paid from the Registrant's cash and equivalents, temporary cash investments and borrowings under the Registrant's bank line of credit with Bank of America NTSA. The earn-out payment, if any, is intended to be paid from cash generated from operations. The total purchase price was determined through arms' length negotiations between the Registrant and the Shareholders. The Acquisition will be treated by the Registrant as a purchase for accounting purposes. Softron, which markets its products primarily in Europe, specializes in high performance liquid chromatography systems used by scientific, pharmaceutical and industrial laboratories to analyze the chemical components of compounds. The Registrant currently intends to maintain Softron as a wholly-owned subsidiary of Acquisition Sub and to have Softron continue to conduct its business as historically conducted.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Audited financial statements of Softron as of December 31, 1997 and June 30, 1998 and for the year ended December 31, 1997 and the six months ended June 30, 1998 are attached hereto and filed herewith.

(b) Pro Forma Financial Information.

The attached unaudited pro forma condensed combining financial statements for the year ended June 30, 1998 give effect to the Acquisition. The acquired assets and liabilities were recorded at their estimated fair market value at the date of acquisition. The pro forma financial information does not include the potential consideration available under the earn-out provision because required business thresholds have not been achieved as of the date of this filing. The pro forma condensed combining statement of operations assumes that the Acquisition took place at the beginning of the period presented and combines Dionex's and Softron's results of operations for the year ended June 30, 1998. The unaudited pro forma condensed combining balance sheet combines Dionex's balance sheet as of June 30, 1998 with the Softron balance sheet as of June 30, 1998 giving effect to the acquisition as if it had occurred on June 30, 1998.

The pro forma condensed combining financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

The pro forma condensed combining financial information should be read in conjunction with the audited historical consolidated financial statements and the related notes thereto of Dionex previously filed in the Registrant's
Form 10-K for June 30, 1998 and the historical financial statements and related notes thereto of Softron included herein.

The following financial statements are attached hereto and filed herewith:

Audited financial statements of Softron as of December 31, 1997 and June 30, 1998 and for the year ended December 31, 1997 and the six months ended June 30, 1998.

Unaudited pro forma condensed combining financial statements of Dionex as of June 30, 1998 and for the year ended June 30, 1998.

 (c)		Exhibits.

  2.1*	Stock Purchase Agreement, dated October 20,
       1998, among the Registrant, Zeus
       Vierrunddreissigste Beteiligungsgesellschaft
       mbH and the shareholders of Softron GmbH (the
       Disclosure Schedule has been omitted as
       permitted pursuant to the rules and regulations of the Securities and Exchange Commission
       (SEC), but will be furnished supplementally to the SEC upon request).

  20.2*Press release of Dionex Corporation dated
       October 20, 1998.

  23.1	Independent Auditors' Consent


*Previously filed with Form 8-K on November 4, 1998

ITEM 9.	SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S

In connection with the Acquisition, the Registrant allowed electing Shareholders to direct an aggregate of $1,388,002 of their cash proceeds to the purchase of an aggregate of 63,091 shares of common stock of the Registrant (the
Shares) pursuant to the Share Purchase Agreement, dated as of October 20, 1998, by and between the Registrant and each of the electing Shareholders. The $22.00 per share price reflects the average closing price of such stock on the Nasdaq Stock Market for the 20 trading days ending two trading days before October 20, 1998. The Shares were sold in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended
(the Securities Act), set forth in Regulation S promulgated thereunder. The Shares are subject to restrictions on transfer under the applicable provisions of Regulation S and carry a legend reflecting such restrictions. The Registrant has advised the electing
Shareholders that the Shares are subject to restrictions on transfer for a minimum of one year from the date of acquisition and, absent registration, may be transferred only pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act.
The Registrant obtained representations from the electing
Shareholders to the effect that each such Shareholder was not a U.S. Person within the meaning of Regulation S and was acquiring the Shares for his own account for investment only, and not with a view towards their distribution. The offer of the Shares was made directly by the Registrant in an offshore transaction, and neither the Registrant, any of its affiliates, nor any person acting on behalf of any of the foregoing made any directed selling efforts with respect to the Shares in the United
States.


SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

					DIONEX CORPORATION
					(Registrant)


Date:  November 11, 1998		By:  /s/ Michael W. Pope
                               Michael W. Pope
                               Vice President, Finance and
                               Administration and
                               Chief Financial Officer (Principal
                               Financial and Accounting Officer)

Index to Financial Statements


Softron GmbH

 Independent Auditors' Report ...................        F-2

 Consolidated Balance Sheets at December 31, 1997
  and June 30, 1998 ............................         F-3

 Consolidated Statements of Income and Retained
  Earnings for the Year Ended December 31, 1997
  and the Six Months ended June 30, 1998........         F-4

 Consolidated Statements of Cash Flows for the Year
  Ended December 31, 1997 and the Six Months Ended
  June 30, 1998	.................................        F-5

 Notes to Consolidated Financial Statements......    F-6 to F-11


Dionex Corporation

	Pro Forma Condensed Combining Balance Sheet
	  as of June 30, 1998..........................         F-12

	Pro Forma Condensed Combining Statement of Income
	  for the Year Ended June 30, 1998 ............         F-13

	Notes to Pro Forma Condensed Combining Financial
	  Statements...................................    F-14 to F-16

INDEPENDENT AUDITORS' REPORT


Softron GmbH:

We have audited the accompanying consolidated balance sheets of Softron GmbH and its subsidiaries as of December 31, 1997 and June 30, 1998 and the related consolidated statements of income and retained earnings and of cash flows for the year ended December 31, 1997 and the six months ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Softron GmbH and its subsidiaries at December 31, 1997 and at June 30, 1998, and the results of their operations and their cash flows for the year ended December 31, 1997 and the six months ended June 30, 1998 in conformity with accounting principles generally accepted in the United States of America.

October 5, 1998


Deloitte &
Touche GmbH
Wirtschaftspruefungsgesellschaft

Softron GmbH




Consolidated Balance Sheets
December 31, 1997 and June 30, 1998
(Dollars in thousands)

                                              1998         1997
ASSETS
Current Assets:
Cash                                        $  562       $1,307
Accounts receivable (net of allowance
for doubtful accounts of $ 30 in 1998
and $ 56 in 1997)                            1,498        1,556
Inventories                                  2,233        1,770
Prepaid expenses and other                     423          363
        Total current assets                 4,716        4,996
Property, plant and equipment, net           4,171        4,099
Other assets                                   376          342
                                            $9,263       $9,437

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Notes payable                               $  762        $ 209
Accounts payable                               505          254
Accrued liabilities                          1,580        2,310
Income taxes payable                           473          275
Accrued product warranty                        74          194
     Total current liabilities               3,394        3,242
Long-term debt                               1,248        1,356
Stockholders' equity:
Registered capital                              75           75
Additional paid-in capital                   2,236        2,236
Retained earnings                            2,885        3,101
Accumulated translation adjustments           (575)        (573)
     Total stockholders' equity              4,621        4,839
                                           $ 9,263       $9,437










See notes to consolidated financial statements.

Softron GmbH
Consolidated Statements of Income and
Retained Earnings
Year ended December 31, 1997 and Six Months ended June 30, 1998
(Dollars in thousands)

                                            1998        1997
Net sales                                 $4,580     $10,233
Cost of sales                              1,656       3,775
Gross profit                               2,924       6,458
Operating expenses:
Selling, general and administrative        2,087       4,045
Research and product development             573       1,606
Total operating expenses                   2,660       5,651
Operating income                             264         807
Other income                                   5          -
Interest income                               28          77
Interest expense                             (48)       (159)
Income before taxes on income                249         725
Taxes on income                              209         461
Net income                                    40         264
Retained earnings beginning of period      3,101       3,170
Dividends paid                              (256)       (333)
Retained earnings end of period           $2,885      $3,101








See notes to consolidated financial statements.

Softron GmbH
Consolidated Statements of Cash Flows
Year ended December 31, 1997 and Six Months ended
June 30, 1998
(Dollars in thousands)

                                          1998        1997
Cash provided by (used for):
Cash flows from operating activities:
Net income                               $  40      $  264
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation and amortization          203         357
    Changes in assets and liabilities:
      Accounts receivable                   45         718
      Inventories                         (473)       (416)
      Prepaid expenses and other assets    (82)        327
      Accounts payable                     251        (190)
      Accrued liabilities                 (717)        (40)
      Income taxes payable                 212         218
      Accrued product warranty            (119)        (46)
Net cash provided by (used for)
  operating activities                    (640)      1,192

Cash flows from investing activities:
Purchase of property, plant and equipment (333)       (323)
Other                                       (6)         39
Net cash used for investing activities    (339)       (284)

Cash flows from financing activities:
Net change in notes payable                556         109
Payment of long-term debt                 (108)       (218)
Dividends paid                            (256)       (333)
Net cash provided by (used for) financing
  activities                               192        (442)
Effect of exchange rate changes on cash     42        (210)
Net increase (decrease) in cash           (745)        256
Cash beginning of period                 1,307       1,051
Cash end of period                      $  562      $1,307








See notes to consolidated financial statements.

NOTE 1: SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION. Softron GmbH (the "Company") is a manufacturer and marketer of high-performance liquid chromatography ("HPLC") systems. The Company's HPLC systems are used by a variety of industries to detect, identify, monitor and measure the chemical, physical and biological composition of materials.

BASIS OF ACCOUNTING. The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the Company and its subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

INVENTORIES. Inventories are stated at the lower of cost (which approximates first-in, first-out basis) or market.

PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method based on estimated useful lives of 3 to 30 years. Leasehold improvements are amortized over the lesser of the useful life or the remaining term of the lease.

REVENUE RECOGNITION. Revenue related to systems is recognized upon shipment. Service contract revenue is deferred and recognized on a pro rata basis over the contractual period. Installation and product warranty costs are accrued at the time revenue is recognized.

TAXES ON INCOME. The Company accounts for income taxes using the asset and liability approach to account for deferred income taxes.

EARNINGS PER SHARE. Earnings per share is not calculated or disclosed because the Company has a limited number of owners with varying ownership shares.

TRANSLATION OF FOREIGN CURRENCY. The reporting currency of the financial statements is the U.S. dollar. The Company's operations in Germany and in foreign locations are measured using local currencies as the functional currency. Assets and liabilities are translated into U.S. dollars at year-end rates of exchange, and results of operations are translated at average rates for the year. The Company does not enter into foreign exchange forward contracts to hedge its exposure to fluctuations in foreign currency exchange rates.

NEW ACCOUNTING PRONOUNCEMENTS. In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement on Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income", and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and other Postretirement Benefits". The adoption of these standards is required for fiscal years beginning after December 15, 1997. Under SFAS 130, the Company is required to report comprehensive income in the financial statements, in addition to net income. For the Company, the primary differences between net income andcomprehensive income will be from foreign currency translation. SFAS 131 does not apply to the Company, which is a nonpublic business enterprise. SFAS 132 revises employers' disclosures about pension and other postretirement benefit plans. Adoption of SFAS 132 will not impact the Company's consolidated financial position, results of operations or cash flows.

In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". The adoption of this standard is required for fiscal years beginning after June 15, 1999. SFAS 133 requires that an entity recognize all derivative instruments as either assets or liabilities and measure those instruments at fair value. The Company did not have any derivative instruments during the year ended December 31, 1997 or the six months ended June 30, 1998.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The Company's financial statements include cash, accounts receivable, accounts payable, and liabilities to banks. The carrying amounts of the financial instruments approximate their fair value because of short-term maturities and because the interest rate on liabilities to banks approximates market interest rates.

CERTAIN RISKS AND UNCERTAINTIES. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company sells its products primarily to large organizations in diversified industries worldwide. Credit risk is further mitigated by the Company's credit evaluation process and the reasonably short collection terms. The Company does not require collateral or other security to support accounts receivable. While the Company does maintain allowances for potential credit losses, actual bad debt losses have not been significant.

The Company is subject to certain risks and uncertainties and believes that changes in any of the following areas could have a material adverse affect on the Company's future financial position or results of operations: general economic conditions; foreign currency fluctuations; new product development, including market receptiveness; competition from other products; worldwide demand for analytical instrumentation; existing product obsolescence; the ability to manufacture products on an efficient and timely basis and at reasonable cost and in sufficient volume; the ability to attract and retain talented employees and other risks.

NOTE 2: INVENTORIES

Inventories at December 31, 1997 and June 30, 1998 consist of:

                                       1998        1997
(Dollars in thousands)

Finished goods                      $ 1,084     $   752
Raw materials                         1,149       1,018
                                    $ 2,233     $ 1,770


NOTE 3: PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 1997 and June 30, 1998 consist of:

                                       1998        1997
(Dollars in thousands)

Land                                $ 1,441     $ 1,445
Building                              2,089       2,096
Machinery and equipment                 510         426
Office equipment                        820         773
Cars                                    642         489
                                      5,502       5,229
Accumulated depreciation             (1,331)     (1,130)
Net property, plant and equipment   $ 4,171     $ 4,099


NOTE 4: FINANCING ARRANGEMENTS

The Company has a long term credit facility from a German bank totaling approximately $ 2,218,000 (DM 4 million) which was used primarily to finance the purchase of the Company's land and building. This facility matures on June 30, 2005 and bears interest at a rate of 5.75% per annum. The balance outstanding at June 30, 1998 and December 31, 1997 was $ 1,456,000 (DM 2,625,000) and
$1,565,000 (DM 2,812,900), respectively. The loan is secured by a mortgage on the Company's land and building.

In addition, at June 30, 1998, the Company has two unsecured short-term loans totaling approximately $ 554,000 (DM 1 million) with German banks that mature on November 8, 1998. The loans bear interest at a rate of 4.65% per annum with interest payable at maturity. The average interest rate on borrowings at June 30, 1998 was 5.4%.

The scheduled payments under the long term loan for the next five years and thereafter are as follows: $ 104,000 in the remainder of 1998, $ 208,000 in 1999, $ 208,000 in 2000, $ 208,000 in 2001,
$208,000 in 2002 and $520,000 thereafter.

Total interest paid was $ 51,000 in the six months ended June 30, 1998 and $ 116,000 in the year ended December 31, 1997.



NOTE 5: ACCRUED LIABILITIES

Accrued liabilities at December 31, 1997 and June 30, 1998 consist of:

                                       1998        1997
(Dollars in thousands)

Pension                             $   628     $   591
Accrued payroll and related expenses    585       1,087
Other accrued liabilities               367         632
                                    $ 1,580     $ 2,310


NOTE 6: PENSION BENEFITS


The Company maintains a noncontributory pension plan covering the managing directors of the Company and providing for old age annuities, disability and widows' benefits. The plan is considered a defined benefit pension plan for accounting purposes and is unfunded. The Company has entered into a contract with an insurance company for purposes of reinsuring the pension liability. The cash surrender value of the insurance contracts at June 30, 1998 and December 31, 1997 was $ 314,000 and $ 278,000, respectively, and has been included in other assets.

The components of net periodic pension cost for the pension plan are as follows:

                                        1998       1997
(Dollars in thousands)

Service cost of benefits earned during
  the period                          $   18     $   35
Interest cost of projected benefit
  obligation                              19         33
Total pension cost                    $   37     $   68

Assumptions used in the accounting for the pension plan were:

                                        1998       1997

Discount rate used in determining
  present value                          6.5%       6.5%
Annual increase in future compensation   2.5%       2.5%

The projected benefit obligation, the accumulated benefit obligation and the vested benefit obligation are the same. The values at December 31, 1997 and June 30, 1998 were $591,000 and $628,000, respectively.


NOTE 7: TAXES ON INCOME

The provision for taxes on income for the year ended December 31, 1997 and for the six months ended June 30, 1998 consists of:

                                        1998       1997
(Dollars in thousands)

Current:
	German (federal and municipal
   taxes on income)                  $   181    $   461
	Non-German                               28         -
                                     $   209    $   461


Domestic and foreign income before taxes on income for the year ended December 31, 1997 and for the six months ended June 30, 1998 is as follows:

                                        1998       1997
(Dollars in thousands)

German                               $   368    $   897
Non-German                              (119)      (172)
                                     $   249    $   725

Total income tax expense differs from the amount computed by applying the combined statutory rate for German federal and municipal trade taxes on income for the year ended December 31, 1997 and the six months ended June 30, 1998 as follows:

                                        1998       1997

Combined statutory rate for federal and
  municipal trade taxes
  (including surcharge)                 55.0%      56.0%
Net operating losses not utilized       46.0       21.1
Foreign taxes at differing rates        (8.8)        -
Other                                   (8.2)     (13.5)
                                        84.0%      63.6%

The Company has recorded a full valuation allowance for the deferred tax asset arising from tax loss carryforwards in foreign countries.

Income taxes paid were $ 58,000 for the six months ended June 30, 1998 and $ 243,000 in 1997.

The Company has not provided for German income taxes on approximately $ 62,000 of undistributed earnings of foreign subsidiaries, which have been permanently reinvested in subsidiary operations. If these earnings were distributed to the Company, they would be substantially tax free on the level of the receiving
Company.

NOTE 8: COMMITMENTS

Certain facilities and equipment are leased under noncancelable operating leases. The Company generally pays taxes, insurance and maintenance costs on leased facilities and equipment. Minimum annual rental commitments under these noncancelable operating leases are as follows (Dollars in thousands):

July 1, 1998-June 30, 1999           $ 85
July 1, 1999-June 30, 2000           $ 39
July 1, 2000-June 30, 2001           $ 39
July 1, 2001-June 30, 2002           $ 27
July 1, 2002-June 30, 2003           $ 22
Thereafter                           $ 68

Total rental expense for all operating leases was $ 71,000 for the six months period ended June 30, 1998 and $ 111,000 for the year ended December 31, 1997.

NOTE 9: STOCKHOLDERS' EQUITY

Registered capital of $ 75,000 (DM 125,000) reflects the amount stated in the amended articles of association dated June 28, 1990 and registered by the commercial court on June 25, 1991. The capital has been fully paid in and is held at June 30, 1998 and December 31, 1997 by eight individuals with capital amounts ranging from $ 2,200 (DM 3,700; 2.96%) up to $ 18,000 (DM 30,000; 24%).

Dionex Corporation
Pro Forma Condensed Combining Balance Sheet
June 30, 1998
(Unaudited)
(Dollars in thousands)

                                   Dionex   Softron   Pro forma  Pro forma
                              Corporation      GmbH Adjustments   Combined
Current Assets
  Cash and equivalents           $ 13,184    $  562 $(4,210) (1)  $  9,536
  Temporary cash investments        5,850         -  (5,850) (1)        -
  Accounts receivables, net        31,350     1,498                 32,848
  Inventories                       9,921     2,233   1,000  (2)    13,154
  Deferred taxes                    7,965        -    4,000  (4)    11,965
  Prepaid expenses and
   Other                            1,089       423                  1,512

Total current assets               69,359     4,716  (5,060)        69,015
  Property, plant &
   Equipment, net                  30,070     4,171     701  (2)    34,942
  Intangible assets                    -         -   14,926  (2)     4,926
                                                    (10,000) (4)
  Other assets                      7,830       376                  8,206

Total Assets                     $107,259    $9,263 $   567       $117,089

Liabilities
  Notes payable                  $     -     $  762 $ 9,800  (1)  $ 10,562
  Accounts payable                 5,681        505                  6,186
  Accrued liabilities             17,394      1,580                 18,974
  Income taxes payable             6,526        473                  6,999
  Accrued product warranty         4,013         74                  4,087

Total Current Liabilities         33,614      3,394   9,800         46,808

Long-term debt                        -       1,248                  1,248
Deferred taxes and other           2,956         -                   2,956

Shareholders' Equity
  Common stock                    38,926         75   1,388 (1)     40,314
                                                        (75)(3)
  Additional paid-in capital          -       2,236  (2,236)(3)         -
  Retained earnings               32,106      2,885  (2,885)(3)     26,106
                                                     (6,000)(4)
  Accumulated translation
   adjustments                    (2,242)      (575)    575 (3)     (2,242)
  Unrealized gain on
   securities                      1,899         -                   1,899

Total Stockholders' Equity        70,689      4,621  (9,233)        66,077

Total Liabilities & Equity      $107,259     $9,263 $   567       $117,089

See notes to pro forma condensed combining financial statements.

Dionex Corporation
Pro Forma Condensed Combining Statement of Income
Twelve Months Ended June 30, 1998
(Unaudited)
(In thousands, except per share amounts)

                                                       Proforma  Pro forma
                                 Dionex   Softron   Adjustments   Combined

Sales                          $150,513   $10,247   $    -        $160,760
Cost of sales                    47,390     3,246     1,000 (5)     51,636
Gross profit                    103,123     7,001    (1,000)       109,124

Operating expenses:
  Selling, general and
    administrative               47,689     3,918     1,202 (6)     52,809
  Research and product
    development                  13,284     1,515                   14,799
Total operating expenses         60,973     5,433     1,202         67,608

Operating income                 42,150     1,568    (2,202)        41,516

Interest income                   1,374        62      (377)(7)      1,059
Interest expense                   (115)     (149)     (572)(8)       (836)

Income before taxes
  on income                      43,409     1,481    (3,151)        41,739
Taxes on income                  14,759       451    (1,110)(9)     14,100

Net income                      $28,650   $ 1,030   $(2,041)       $27,639

Basic earnings per share          $1.25                            $  1.20
Diluted earnings per share        $1.18                            $  1.13

Shares used in computing
 earnings per share amounts:
  Basic                          22,978                  63 (10)    23,041
  Diluted                        24,316                  63 (10)    24,379

See notes to pro forma condensed combining financial statements.

DIONEX CORPORATION

NOTES TO PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
(Unaudited)

1. ACQUISITION

SOFTRON GmbH - On October 20, 1998, the Registrant, through a wholly-owned German subsidiary (Acquisition Sub), acquired the outstanding stock of Softron GmbH (Softron), a limited liability company organized under the laws of Germany. The acquisition was accomplished pursuant to a Stock Purchase Agreement dated October 20, 1998, among the Registrant, Acquisition Sub and the shareholders of Softron. Pursuant to the Stock Purchase Agreement, the Registrant paid total consideration of approximately $20.7 million, consisting of cash and 63,091 shares of the Registrant's common stock valued at $22 per share. The source of the funds paid by the Registrant under the Stock Purchase Agreement was from the Registrant's cash and equivalents, temporary cash investments and borrowings under the Registrant's bank line of credit. The acquisition will be treated by the Registrant as a purchase for accounting purposes.

Softron, which markets its products primarily in Europe, specializes in high performance liquid chromatography systems used by scientific, pharmaceutical and industrial laboratories to analyze the chemical components of compounds. The Registrant currently intends to maintain Softron as a wholly-owned subsidiary of Acquisition Sub and to have Softron continue to conduct its business as historically conducted.

2. PRO FORMA ADJUSTMENTS

The accompanying pro forma financial statements are presented in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combining balance sheet has been prepared as if the acquisition, which was accounted for as a purchase, was completed as of June 30, 1998. The aggregate purchase price of $20.7 million and approximately $500,000 of costs directly attributable to the completion of the acquisition have been allocated to the assets and liabilities acquired. The allocation of the purchase price among the identifiable intangible assets was based on estimates of the fair market value of those assets. As a result, $10.0 million was allocated to purchased in-process research and development, which has not yet reached technological feasibility and does not have alternative future uses. For purposes of preparing the unaudited pro forma condensed combining balance sheet, this amount was charged to the company's operations in accordance with generally accepted accounting principles as of June 30, 1998.

To prepare the pro forma unaudited condensed combining statement of operations, the Dionex statement of income for the year ended June 30, 1998 has been combined with the statement of operations of Softron for the year ended June 30, 1998. This method of combining the companies is only for the presentation of the pro forma unaudited condensed combining financial statements. Actual statements of operations of the companies will be combined from the effective date of the acquisition, with no retroactive restatement.

The unaudited condensed consolidated statement of operations for Softron for the twelve months ended June 30, 1998 was derived by combining the consolidated statement of operations for the twelve months ended December 31, 1997 and the consolidated statement of operations for the six months ended June 30, 1998. These combined figures were reduced by the unaudited consolidated results of operations of Softron for the six months ended June 30, 1997.

The unaudited pro forma condensed combining statement of operations does not include the one-time $10.0 million charge for the purchased in-process technology arising from this acquisition, as it is a material nonrecurring charge. This charge will be included in the actual consolidated statement of operations of Dionex Corporation in the second quarter of fiscal
1999.

The Shareholders can receive an earn-out equal to DM 2 for each DM that consolidated orders for calendar 1998 exceed DM 19 million. The aggregate amount of the earn-out cannot exceed DM 6 million. If paid, the earn-out will increase goodwill by approximately $3.7 million (based upon an exchange rate on October 20, 1998 of 1.64 marks to the dollar). The impact of the earn-out would be to reduce future income from operations by approximately $123,000 per year.

The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical financial statements of Dionex and Softron.

The following pro forma adjustments have been made to the pro forma combining financial statements.

(1) Reflects cash paid of approximately $19.8 million, including acquisition costs, and common stock issued of $1,388,000. The source of the funds for the acquisition was the Company's cash and equivalents ($4,210,000), temporary cash investments ($5,850,000)and borrowings under its bank line of credit ($9,800,000).
(2) Reflects allocation of purchase price to the tangible and intangible assets identified in the purchase price allocation.
(3) Reflects the elimination of Softron's stockholders' equity.

(4)	Reflects the one-time charge of $10.0 million for
    purchased in-process technology identified in the
    purchase price allocation, net of related taxes at
    statutory rates.
(5) Reflects recognition of inventory write-up in cost of
    sales.
(6)	Reflects pro forma amortization of the purchased
    intangibles and additional depreciation on fixed assets
    over the estimated useful life ranging from three to
    thirty years.
(7)	Reflects loss of interest income on cash and
    equivalents and temporary cash investments
    utilized in connection with the acquisition, assuming
    investment in tax exempt municipal securities.
(8)	Reflects interest expense that would be incurred on
    borrowings, assuming no repayment of debt.
(9)	Reflects the tax effect of pro forma adjustments at
    statutory rates.
(10)Reflects the number of common shares issued in connection with the acquisition.